February 10, 1997
                                             New York, New York

Salomon Brothers Inc
Seven World Trade Center
31st Floor
New York, New York  10048

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
200 Vesey Street
New York, New York  10285

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1301

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Dear Sirs:

          International Lease Finance Corporation, a California corporation (the "Company"), has entered into a Distribution Agreement, dated October 13, 1995 (the "Distribution Agreement"), with you with respect to the issuance and sale by the Company of up to an aggregate principal amount of $750,000,000 of Medium-Term Notes, Series H (the "Notes"), due from nine months to 30 years from the date of issue. The Company proposes to increase the aggregate principal amount of the Notes that can be issued to $910,580,000. The Company desires to amend the Distribution Agreement to provide that it shall apply to the additional aggregate principal amount of the Notes to be issued.

          Accordingly, this will confirm the Company's agreement with you that Schedule I to the Distribution Agreement is hereby amended and restated as provided in Schedule I attached hereto and that Exhibit A to the Distribution Agreement is hereby amended and restated as provided in Exhibit A attached hereto. All references to the Notes in the Distribution Agreement shall hereinafter refer to the $910,580,000 aggregate principal amount of the Notes.

          Except as provided in the preceding paragraph, the terms and conditions of the Distribution Agreement shall remain in full force and effect.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                 Very truly yours,

                                 INTERNATIONAL LEASE FINANCE
                                 CORPORATION


                                 By:__/s/ Alan H. Lund__
                                    Name:  Alan H. Lund
                                    Title: Executive Vice President,
                                           Co-Chief Operating Officer
                                           and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written:

SALOMON BROTHERS INC               LEHMAN BROTHERS INC.


By:_/s/G.A. Gilfillan_________     By:__/s/_Robert H. Swindell___
   Name:  G.A. Gilfillan              Name:  Robert H. Swindell
   Title: Managing Director           Title:  Managing Director

MORGAN STANLEY & CO.               MERRILL LYNCH & CO.
INCORPORATED                       MERRILL LYNCH, PIERCE, FENNER
                                      & SMITH INCORPORATED

By:_/s/_Harold J. Hendershot III_  By: MERRILL LYNCH, PIERCE, FENNER
   Name: Harold J. Hendershot III         & SMITH INCORPPORATED
   Title: Vice President
                                       By: __/s/_Scott G. Primrose___
__/s/ Goldman, Sachs & Co.__           Name:  Scott G. Primrose
      GOLDMAN, SACHS & CO.             Title: Authorized Signatory

                           SCHEDULE I


Registration Statement No. 33-62649

Amount of the Notes:  $910,580,000


Amount of the Securities:  $2,110,580,000



     The Company agrees to pay Salomon Brothers Inc, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such Agent:

                    Term                          Commission Rate

     From 9 months to less than one year                .125%
     From one year to less than 18 months               .150%
     From 18 months to less than 2 years                .200%
     From 2 years to less than 3 years                  .250%
     From 3 years to less than 4 years                  .350%
     From 4 years to less than 5 years                  .450%
     From 5 years to less than 6 years                  .500%
     From 6 years to less than 7 years                  .550%
     From 7 years to less than 10 years                 .600%
     From 10 years to less than 15 years                .625%
     From 15 years to less than 20 years                .700%
     From 20 years to 30 years                          .750%

Address for Notice to Agents:

Salomon Brothers Inc
Seven World Trade Center
31st Floor
New York, New York  10048
Attention:  Medium-Term Note Department
Telecopy number:  (212) 783-2274
Telephone number:  (212) 783-7000

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
200 Vesey Street
New York, New York  10285
Attention:  Medium-Term Note Department
Telecopy number:  (212) 528-8233
Telephone number:  (212) 526-7000

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036
Attention:  Manager - Continuously Offered Products
Telecopy number:  (212) 761-0780
Telephone number:  (212) 761-2000

     with a copy to:

     Morgan Stanley & Co. Incorporated
     1585 Broadway, 34th Floor
     New York, New York  10036
     Attention:  Peter Cooper, Investment Banking
                                Information Center
     Telecopy number:  (212) 761-0260
     Telephone number:  (212) 761-8385

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310
Attention:  MTN Product Management
Telecopy number:  (212) 449-7476
Telephone number:  (212)  449-1000

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
Attention:  Medium-Term Note Desk
Telecopy number:  (212) 902-3000
Telephone number:  (212) 902-1000

Securities to be delivered by book-entry transfer.

                            EXHIBIT A

           MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES

                           [ATTACHED]

                 MEDIUM-TERM NOTE ADMINISTRATIVE
        PROCEDURES FOR FIXED RATE AND FLOATING RATE NOTES
                 (DATED AS OF FEBRUARY 10, 1997)




          Medium-Term Notes, Series H (the "Notes"), in the aggregate principal amount of up to U.S. $910,580,000 are to be offered on a continuing basis by International Lease Finance Corporation (the "Company") through Salomon Brothers Inc, Lehman Brothers Inc., Morgan Stanley & Co. Incorporated., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

          The Notes are being sold pursuant to a Distribution Agreement, dated October 13, 1995, as amended through February 10, 1997 (the "Distribution Agreement"), by and between the Company and the Agents. The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 1991, between the Company and First Trust National Association (successor to Continental Bank, National Association), as trustee (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement." The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                 PART I:  PROCEDURES OF GENERAL
                          APPLICABILITY


Date of Issuance/
  Authentication:  Each Note will be dated as of the date of its authentication by the Trustee.  Each
                   Note shall also bear an original issue date
                   (the "Original Issue Date").  The Original
                   Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:        Each Note will mature on a date selected by
                   the purchaser and agreed to by the Company which is not less than nine months from its Original Issue Date; provided, however, that Notes bearing interest at rates determined by reference to selected indices ("Floating
                   Rate Notes") will mature on an Interest
                   Payment Date.

Registration:      Notes will be issued only in fully registered form.

Calculation of
  Interest:        In the case of Notes bearing interest at fixed
                   rates ("Fixed Rate Notes") interest (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve
                   30-day months. In the case of Floating Rate Notes, interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360 for CD Rate, Commercial Paper Rate,
                   Eleventh District Cost of Funds Rate, Federal Funds
                   Rate, Prime Rate or LIBOR Notes and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for CMT Rate or Treasury Rate Notes.

Acceptance and
  Rejection of Offers:The Company shall have the sole right to accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each
                    Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of Pricing
  Supplement:       If any offer to purchase a Note is accepted by the
                    Company, the Company, with the assistance of the Agent which presented such offer (the "Presenting Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement relating to the Notes and the plan of distribution thereof, if changed (the "Supplemented Prospectus"), with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the "Act"). The
                    Presenting Agent will cause a stickered Supplemented
                    Prospectus to be delivered to the purchaser of the Note.

                    In addition, the Company shall deliver each completed Pricing Supplement, via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business Day following the trade date, to the Presenting Agent at the following locations:

                         If to Salomon Brothers Inc:

                             Salomon Brothers Inc
                             8800 Hidden River Parkway
                             Tampa Florida  33637
                             Attention: Enrique Castro
                             Telephone: (813) 558-7165
                             Telecopy:  (813) 558-4123

                        If to Lehman Brothers Inc.:

                             Lehman Brothers Inc.
                             c/o ADP
                             Prospectus Services
                             536 Broadhollow Road
                             Melville, New York 11747
                             Attn:  Mike Ward
                             Telecopy: (516) 249-7942
                             Telephone: (516) 254-7106

                        also for record keeping purposes,
                        please send a copy to:

                             Lehman Brothers Inc.
                             3 World Financial Center
                             Ninth Floor
                             New York, New York  10285-0900
                             Attention:  Brunnie Vazquez
                             Telephone: (212) 526-8400
                             Telecopy:  (212) 528-7035

                        If to Morgan Stanley & Co. Incorporated:

                             Morgan Stanley and Co. Incorporated
                             1585 Broadway
                             2nd Floor
                             New York, New York  10036
                             Attention: Medium-Term Notes
                                        Trading Desk/
                                        Carlos Cabrera
                             Telephone: (212) 761-2000
                             Telecopy:  (212) 761-0780

                        If to Merrill Lynch Co.:

                             Merrill Lynch & Co.
                             Tritech Services
                             40 Colonial Drive
                             Piscataway, NJ  08854
                             Attn: Final Prospectus Unit/
                             Nachman Kimerling
                             Telephone: (908) 885-2768
                             Telecopy:  (908) 885-2774/2775/2776

                         also, for record keeping purposes,
                         please send a copy to:

                             Merrill Lynch & Co.,
                             Merrill Lynch, Pierce, Fenner &
                                Smith Incorporated
                             Merrill Lynch World Headquarters
                             World Financial Center
                             North Tower, 10th Floor
                             New York, NY 10281-1310
                             Attn:  MTN Product Management
                             Telephone: (212) 449-3780
                             Telecopy:  (212) 449-2234

                        If to Goldman, Sachs & Co.:

                             Goldman, Sachs & Co.
                             85 Broad Street, 27th Floor
                             New York, New York  10004
                             Attention:  Medium Term Note
                             Desk/Patti Parisi, Karen Robertson
                             Telephone: (212) 902-1482
                             Telecopy:  (212) 902-0658

                     In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.


Settlement:          The receipt of immediately available funds by the
                     Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled from three to five Business
                     Days after the Company's acceptance of the offer, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                     Procedures" with respect to Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable
                     "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

                     In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement.

Procedure for Changing
  Rates or Other
  Variable Terms:   When a decision has been reached to change the interest
                    rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes.
                    Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of
  Solicitation;
  Amendment
  or Supplement:   The Company may instruct the Agents to suspend
                   solicitation of purchases at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed.
                   If the Company decides to amend the Registration
                   Statement (including incorporating any documents by reference therein) or supplement any of such documents
                   (other than to change rates or other variable terms), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment (including any document proposed to be incorporated by reference therein) or supplement.
                   One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses:

                             Salomon Brothers Inc
                             Seven World Trade Center
                             31st Floor
                             New York, New York  10048
                             Attention:  Medium-Term Note
                                         Department

                             Lehman Brothers Inc.
                             3 World Financial Center
                             12th Floor
                             New York, New York  10285-0900
                             Attention:   Medium-Term Note
                                          Department

                             Morgan Stanley & Co. Incorporated
                             1585 Broadway
                             2nd Floor
                             New York, New York  10036
                             Attention:   Manager -
                                          Continuously Offered
                                          Products

                             Merrill Lynch & Co.
                             Merrill Lynch, Pierce,
                             Fenner & Smith Incorporated
                             World Financial Center
                             North Tower
                             250 Vesey Street
                             New York, New York  10281
                             Attention:  MTN Product Management

                             Goldman, Sachs & Co.
                             85 Broad Street, 27th Floor
                             New York, New York  10004
                             Attention:  Medium Term Note
                                         Desk/Patti Parisi,
                                         Karen Robertson

                     In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to change interest rates or other variable terms) there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of
  Prospectus:       A copy of the most recent Prospectus, Prospectus
                    Supplement and Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent and (b) the delivery of Notes to a customer or his agent.

Authenticity of
  Signatures:       The Agents will have no obligations or liability to
                    the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated
  by Reference:    The Company shall supply the Agents with an adequate
                   supply of all documents incorporated by reference in the Registration Statement.

Business Day:      "Business Day" means any day that is not a Saturday or
                   Sunday, and that, in The City of New York (and with respect to LIBOR Notes, the City of London), is not a day on which banking institutions are generally obligated or authorized by law to close.

              PART II:  PROCEDURES FOR NOTES ISSUED
                        IN BOOK-ENTRY FORM

          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:          All Fixed Rate Notes issued in book-entry form
                   having the same Original Issue Date, interest rate and Stated Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry Note"); and all Floating Rate
                   Notes issued in book-entry form having the same Original Issue Date, base rate upon which interest may be determined (each, a "Base Rate"), which may be the Commercial Paper Rate, the Treasury Rate, LIBOR, the CD Rate, the CMT Rate, the Eleventh District Cost of Funds Rate, the
                   Federal Funds Rate, the Prime Rate, any other rate set forth by the Company, Initial Interest Rate, Index Maturity, Spread or Spread Multiplier, if any, the minimum interest rate, if any, the maximum interest rate, if any, and the Stated Maturity
                   (collectively, "Floating Rate Terms") will be represented initially by a single Book-Entry Note.

                   Each Book-Entry Note will be dated and issued as of the date of its authentication by the Trustee. Each Book-Entry Note will bear an Interest Accrual Date, which will be (a) with respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any
                   Note issued in certificated form.

Identification:    The Company has arranged with the CUSIP Service
                   Bureau of Standard & Poor's Corporation (the "CUSIP
                   Service Bureau") for the reservation of approximately
                   900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP
                   Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes.
                   The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:      Each Book-Entry Note will be registered in the name
                   of Cede & Co., as nominee for DTC, on the register maintained by the Trustee under the Indenture. The beneficial owner of a Note issued in book-entry form
                   (i.e., an owner of a beneficial interest in a Book-
                   Entry Note) (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:         Transfers of a Book-Entry Note will be accomplished
                   by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:         The Trustee may deliver to DTC and the CUSIP
                   Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry Notes having the same
                   Fixed Rate Terms or Floating Rate Terms, as the case may be, (other than Original Issue Dates) and for which interest has been paid to the same date;
                   (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related
                   Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants
                   (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service
                   Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single Book-
                   Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                   Notwithstanding the foregoing, if the Book-Entry
                   Notes to be exchanged exceed $150,000,000 in aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent $150,000,000 of principal amount of the exchanged Book-Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining principal amount of such Book-Entry Notes (See
                   "Denominations" below).

Denominations:     All Notes issued in book-entry form will be denominated
                   in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $1,000 and any larger denomination which is an integral multiple of $1,000.
                   Book-Entry Notes will be denominated in principal amounts not in excess of $150,000,000. If one or more
                   Notes issued in book-entry form having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single
                   Book-Entry Note, then one Book-Entry Note will be issued to represent $150,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:          General.  Interest on each Note issued in book-
                   entry form will accrue from the Interest Accrual
                   Date of the Book-Entry Note representing such Note.
                   Each payment of interest on a Note issued in book-entry form will include interest accrued through and including the day preceding, as the case may be, the Interest Payment Date (provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to and including the Regular Record Date immediately preceding the Interest Payment Date), or the Stated Maturity (the date on which the principal of a Note becomes due and payable as provided in the Indenture, whether at the Stated
                   Maturity or by declaration of acceleration, redemption, repayment or otherwise is referred to herein as the "Maturity"). Interest payable at Maturity of a Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement Procedure C below to be transmitted to Standard & Poor's which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                   Regular Record Dates.   Unless otherwise specified
                   in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note or a Floating Rate Note shall be the close of business on the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                   Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

                   If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

                   Fixed Rate Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Notes issued in book-entry form will be made semi-annually on April 15 and October 15 of each year and at Maturity.

                   Floating Rate Notes.  Interest payments on
                   Floating Rate Notes issued in book-entry form will be made as specified in the Floating Rate Note.

                   Notice of Interest Payments and Regular Record
                   Dates.   On the first Business Day of March,
                   June, September and December of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of Principal
   and Interest:   Payments of Interest Only.  Promptly after each
                   Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following
                   Interest Payment Date (other than an Interest
                   Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by referring to the daily bond reports published by Standard & Poor's.
                   On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due
                   (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                   Payments at Maturity.   On or about the first
                   Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption
                   Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

                   Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date.
                   The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC.
                   Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-
                   Entry Notes to such Participants.

                   Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement
 Procedures:       Settlement Procedures with regard to each Note in
                   book-entry form sold by each Agent, as agent of the Company, will be as follows:

                      A.   The Presenting Agent will advise the
                           Company by telephone of the following
                           Settlement Information:

                           1.   Taxpayer identification number
                                of the purchaser.

                           2.   Principal amount of the Note.

                           3.   Fixed Rate Notes:

                                a)   interest rate; and
                                b)   redemption or optional repayment
                                     dates, if any

                                Floating Rate Notes:

                                a)   designation (which may be "Regular
                                     Floating Rate Note," Floating Rate/
                                     Fixed Rate Note" or "Inverse
                                       Floating Rate Note;"
                                b)   interest rate basis or bases;
                                c)   initial interest rate;
                                d)   spread or spread multiplier,
                                       if any;
                                e)   interest rate reset dates;
                                f)   interest rate reset period;
                                g)   interest payment dates;
                                h)   interest payment period;
                                i)   index maturity;
                                j)   calculation agent;
                                k)   maximum interest rate, if any;
                                l)   minimum interest rate, if any;
                                m)   calculation date;
                                n)   interest determination dates;
                                o)   redemption or optional repayment
                                       dates, if any; and
                                p)   fixed rate (for Floating Rate/Fixed
                                       Rate Notes and Inverse Floating
                                       Rate Notes) and fixed rate
                                       commencement date (for Floating
                                       Rate/Fixed Rate Notes).

                           4.   Price to public of the Note.

                           5.   Trade date.

                           6.   Settlement Date (Original Issue Date).

                           7.   Stated Maturity.

                           8.   Overdue rate (if any).

                           9.   Extension periods, if any, and final
                                  maturity date.

                           10.  Optional reset dates, if any.

                           11.  Net proceeds to the Company.

                           12.  Agent's commission.

                      B. The Company will assign a CUSIP number to the Book-Entry Note representing such Note and then advise the Trustee by electronic transmission of the above settlement information received from the Presenting Agent, such CUSIP number and the name of the Agent.

                      C. The Trustee will communicate to DTC and the Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                           1.   The information set forth in Settlement
                                Procedure A.

                           2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agent.

                           3. Identification as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

                           4.   Initial Interest Payment Date for such
                                Note, number of days by which such date
                                succeeds the related record date for
                                DTC purposes (or, in the case of Floating
                                Rate Notes which reset daily or weekly,
                                the date five calendar days preceding
                                the Interest Payment Date) and, if
                                then calculable, the amount of interest
                                payable on such Interest Payment Date
                                (which amount shall have been confirmed
                                by the Trustee).

                           5.   CUSIP number of the Book-Entry Note
                                representing such Note.

                           6.   Whether such Book-Entry Note represents
                                any other Notes issued or to be issued
                                in book-entry form.

                           7.   The Trustee will advise the Presenting
                                Agent by telephone of the CUSIP number
                                as soon as possible.

                      D. The Company will complete and deliver to the Trustee a Book-Entry Note representing such

                           Note in a form that has been approved by the Company, the Agents and the Trustee.

                      E. The Trustee will authenticate the Book-Entry Note representing such Note.

                      F. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                      G.   The Trustee will enter an SDFS deliver
                           order through DTC's Participant Terminal
                           System instructing DTC (i) to debit such Note to the Trustee's participant account and credit such Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less such Agent's commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Book-Entry
                           Note representing such Note has been issued and authenticated and (ii) the Trustee is holding such Book-Entry Note pursuant to the Medium Term Note Certificate Agreement between the Trustee and DTC.

                     H.   The Presenting Agent will enter an SDFS
                          deliver order through DTC's Participant
                          Terminal System instructing DTC (i)
                          to debit such Note to the Presenting
                          Agent's participant account and credit
                          such Note to the participant account of
                          the Participants maintained by DTC and
                          (ii) to debit the settlement accounts
                          of such Participants and credit the
                          settlement account of the Presenting Agent maintained by DTC, in an amount equal to the initial public offering price of such Note.

                     I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                     J.   The Trustee will credit to an account of
                         the Company maintained at the Trustee
                          funds available for immediate use in
                          the amount transferred to the Trustee
                          in accordance with Settlement Procedure G.

                     K. The Trustee will send a copy of the Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but which have not yet been settled.

                     L. The Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures
  Timetable:         For orders of Notes accepted by the Company,
                     Settlement Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York
                     City time) set forth below:

                        Settlement
                        Procedure                Time

                        A-B     11:00 a.m. on the trade date
                         C      2:00 p.m. on the trade date
                         D      3:00 p.m. on the Business Day before
                                Settlement Date
                         E      9:00 a.m. on Settlement Date
                         F      10:00 a.m. on Settlement Date
                        G-H     No later than 2:00 p.m. on Settlement
                                Date
                         I      4:45 p.m. on Settlement Date
                        J-L     5:00 p.m. on Settlement Date

                        If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures
                        A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date.
                        In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate
                        Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures
                        B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                        If settlement of a Note issued in book-entry form is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal system, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:    If the Trustee fails to enter an SDFS deliver
                      order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure
                      G, the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing
                      DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note "cancelled", make appropriate entries in its records and send such cancelled Book-Entry Note to the Company. The
                      CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other
                      Notes previously represented by the surrendered
                      Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                      If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                      Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.
                      In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry
                      Note representing such remaining Notes and will make appropriate entries in its records.

               PART III: PROCEDURES FOR NOTES ISSUED IN
                         CERTIFICATED FORM


Denominations:       The Notes will be issued in denominations of U.S.
                     $1,000 and integral multiples of U.S. $1,000 in excess thereof.

Interest:            Each Note will bear interest in accordance with
                     its terms. Interest will begin to accrue on the Original Issue Date of a Note for the first interest period and on the most recent interest payment date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment. Unless otherwise specified in the applicable Pricing
                     Supplement, interest payments in respect of Fixed
                     Rate Notes will be made semi-annually on April 15 and October 15 of each year and at Maturity.
                     However, the first payment of interest on any
                     Note issued between a Record Date and an Interest
                     Payment Date will be made on the Interest Payment
                     Date following the next succeeding Record Date.
                     Unless otherwise specified in the applicable
                     Pricing Supplement, the Record Date for any payment of interest shall be the close of business 15 calendar days prior to the applicable Interest
                     Payment Date. Interest at Maturity will be payable to the person to whom the principal is payable.

                     Notwithstanding the above, in the case of Floating Rate Notes which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the record date which is 15 calendar days immediately preceding such Interest Payment Date (the "Record Date"), except that at Maturity the interest payable will include interest accrued to, but excluding, the Maturity date.
                     For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.

Payments of Principal
  and Interest:      Upon presentment and delivery of the Note, the
                     Trustee will pay the principal amount of each Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Note, other than interest due at Maturity, will be made by check drawn on the Trustee and mailed by the Trustee to the person entitled thereto as provided in the Note.
                     However, holders of ten million dollars or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer in immediately available funds to a designated account maintained in the United
                     States upon receipt by the Trustee of written instructions from such a holder not later than the regular Record Date for the related
                     Interest Payment Date. Any payment of principal or interest required to be made on an Interest
                     Payment Date or at Maturity of a Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business
                     Day with the same force and effect as if made on the Interest Payment Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest Payment
                     Date or Maturity.

                     The Trustee will provide monthly to the Company a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                    Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee.
                    All cancelled Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement
  Procedures:        Settlement Procedures with regard to each Note
                     purchased through any Agent, as agent, shall be as follows:

                      A. The Presenting Agent will advise the Company by telephone of the following Settlement information with regard to each Note:

                           1.   Exact name in which the Note is to
                                be registered (the "Registered Owner").

                          2.   Exact address or addresses of the
                               Registered Owner for delivery, notices
                               and payments of principal and interest.

                          3.   Taxpayer identification number of the
                                  Registered Owner.

                          4.   Principal amount of the Note.

                          5.   Denomination of the Note.

                          6.   Fixed Rate Notes:

                                a)   interest rate; and
                                b)   redemption or optional repayment
                                     dates, if any

                                Floating Rate Notes:

                                a)   designation (which may be "Regular
                                     Floating Rate Note," Floating
                                     Rate/Fixed Rate Note" or "Inverse
                                    Floating Rate Note;"
                                  b)   interest rate basis or bases;
                                  c)   initial interest rate;
                                  d)   spread or spread multiplier, if any;
                                  e)   interest rate reset dates;
                                  f)   interest rate reset period;
                                  g)   interest payment dates;
                                  h)   interest payment period;
                                  i)   index maturity;
                                  j)   calculation agent;
                                  k)   maximum interest; rate, if any;
                                  l)   minimum interest rate, if any;
                                  m)   calculation date;
                                  n)   interest determination date;
                                  o)   redemption or optional repayment
                                       dates, if any; and
                                  p)   fixed rate (for Floating Rate/Fixed
                                       Rate Notes and Inverse Floating
                                       Rate Notes) and fixed rate
                                       commencement date (for Floating
                                       Rate/Fixed Rate Notes).

                             7.   Price to public of the Note.

                             8.   Settlement date (Original Issue Date).

                             9.   Stated Maturity.

                             10.  Overdue rate (if any).

                             11.  Extension periods, if any, and final
                                  maturity date.

                             12.  Optional reset dates, if any.

                             13.  Net proceeds to the Company.

                             14.  Agent's Commission.

                        B. The Company shall provide to the Trustee the above Settlement information received from the Agent and shall cause the Trustee to issue, authenticate and deliver Notes. The Company also shall provide to the Trustee and/or Agent a copy of the applicable Pricing Supplement.

                        C. The Trustee will complete the preprinted 4-ply Note packet containing the following documents in forms approved by the Company, the Presenting Agent and the Trustee:

                             1.   Note with Agent's customer confirmation.

                             2.   Stub 1 - for Trustee.

                             3.   Stub 2 - for Agent.

                             4.   Stub 3 - for the Company.

                        D.   With respect to each trade, the Trustee
                             will deliver the Notes and Stub 2 thereof to the Presenting Agent at the following applicable address:

                             If to Salomon Brothers Inc:

                             Bank of New York
                             Dealer Clearance Department
                             1 Wall Street, 4th Floor
                             New York, New York  10005
                             Attention:  For the Account of
                                         Salomon Brothers Inc

                             If to Lehman Brothers Inc.:

                             Chemical Bank
                             4 New York Plaza
                             Ground Floor
                             Receive Window
                             FAO Lehman Brothers
                             New York, New York
                             Attention:  Jennifer Jones
                             Telephone:  (212) 623-5953

                             If to Morgan Stanley & Co. Incorporated:

                             Bank of New York
                             Dealer Clearance Department
                             1 Wall Street
                             3rd Floor, Window 3B
                             New York, New York  10005
                             Attention:  For the Account of
                                         Morgan Stanley & Co.
                                         Incorporated

                             If to Merrill Lynch & Co.:

                             Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated
                             75 Barclay Street
                             Ground Floor, Window C
                             New York, New York 10080
                             Attention:  Kevin Brennan

                             If to Goldman, Sachs & Co.:

                             Goldman, Sachs & Co.
                             85 Broad Street, 6th Floor
                             New York, New York  10004
                             Attention:  Medium Term Note Desk

                        The Trustee will keep Stub 1. The Presenting
                        Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgement of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                        E. The Presenting Agent will deliver the Note (with confirmations), as well as a copy of the Prospectus and any applicable Prospectus Supplement or Supplements received from the Trustee to the purchaser against payment in immediately available funds.

                        F.   The Trustee will send Stub 3 to the Company.

Settlement
  Procedures
  Timetable:            For offers accepted by the Company, Settlement
                        Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                        Settlement
                        Procedure      Time

                          A-B     3:00 PM on Business Day prior to
                                  settlement
                          C-D     2:15 PM on day of settlement
                           E      3:00 PM on day of settlement
                           F      5:00 PM on day of settlement

Failure to Settle:   In the event that a purchaser of a Note from
                     the Company shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee.

                     The Trustee, upon receipt of the Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the
                     Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.


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